UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2010

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Cliffs Natural Resources Inc. published a press release on May 31, 2010 as follows:

Cliffs Natural Resources Inc. Commences
Formal Offer for Spider Resources

CLEVELAND – May 31, 2010 – Cliffs Natural Resources Inc. (NYSE: CLF) (Paris: CLF) today announced that its wholly-owned subsidiary 7557558 Canada Inc. has commenced a formal offer (the "Offer) for the common shares ("Common Shares") of Spider Resources Inc. ("Spider") (TSXV: SPQ) at a price of Cdn.$0.13 in cash per Common Share. The Offer expires July 6, 2010 at 5:00 p.m. (Eastern Time) unless extended or withdrawn.

As previously disclosed, the Offer represents a premium of 62.5% over the closing price of the Common Shares on the TSX-V on May 21, 2010, the trading day prior to disclosure of Cliffs proposal to acquire the Common Shares. The Offer implies a total Spider equity value of Cdn.$86 million. Cliffs holds an aggregate of 19,642,500 Common Shares representing approximately 3% of the issued and outstanding Common Shares on a fully-diluted basis.

The Offer is subject to a condition that there have been validly deposited under the Offer and not withdrawn at the time of expiry of the Offer such number of Common Shares that, together with such Common Shares held by Cliffs and its affiliates, constitute at least 66 2/3% of the Common Shares then outstanding (calculated on a fully-diluted basis). If the Offer is successful, Cliffs intends to acquire any Common Shares not deposited under the Offer through a compulsory acquisition, if available, or to propose a second stage transaction for the remainder of Spider’s Common Shares.

The Offer is also subject to certain other conditions, including, without limitation, that Spider’s Board of Directors must waive Cliffs’ acquisition of Common Shares under the Offer as a triggering event under the Spider shareholder rights plan, or that such rights have been invalidated or are otherwise inapplicable to the Offer and any proposed second stage transaction. The Offer is not subject to a financing condition and is not conditional on the completion of Cliffs’ proposed takeover bid for KWG Resources Inc. ("KWG") (TSXV: KWG).

Cliffs currently owns a 47% interest in the "Big Daddy" chromite deposit located in the McFaulds Lake area of Northern Ontario. KWG and Spider each own 26.5% of Big Daddy and have the option to earn in up to 30% each. Cliffs’ objective, which can be achieved by acquiring either KWG or Spider, is to obtain majority ownership of Big Daddy.

For more information about the Offer, shareholders of Spider are invited to read Cliffs’ offer to purchase and accompanying circular dated May 31, 2010 which are available at www.sedar.com. Spider shareholders, banks and brokers who have questions or requests for assistance regarding the Offer should contact Georgeson, Cliffs’ information agent, toll free at 1-866-656-4120. KWG shareholders, banks and brokers can call Georgeson toll free at 1-866-656-4118. Georgeson can also be contacted via email at askus@georgeson.com.

To be added to Cliffs Natural Resources’ e-mail distribution list, please click on the link below:
http://www.cpg-llc.com/clearsite/clf/emailoptin.html.

ABOUT CLIFFS NATURAL RESOURCES INC.
Cliffs Natural Resources Inc. is an international mining and natural resources company. A member of the S&P 500 Index, we are the largest producer of iron ore pellets in North America, a major supplier of direct-shipping lump and fines iron ore out of Australia and a significant producer of metallurgical coal. With core values of environmental and capital stewardship, our colleagues across the globe endeavor to provide all stakeholders operating and financial transparency as embodied in the Global Reporting Initiative (GRI) framework. Our Company is organized through three geographic business units:

The North American business unit is comprised of six iron ore mines owned or managed in Michigan, Minnesota and Canada and two coking coal mining complexes located in West Virginia and Alabama. The Asia Pacific business unit is comprised of two iron ore mining complexes in Western Australia and a 45% economic interest in a coking and thermal coal mine in Queensland, Australia. The Latin America business unit includes a 30% interest in the Amapá Project, an iron ore project in the state of Amapá in Brazil.

Other projects under development include a biomass production plant in Michigan and Ring of Fire chromite properties in Ontario, Canada. Over recent years, Cliffs has been executing a strategy designed to achieve scale in the mining industry and focused on serving the world's largest and fastest growing steel markets.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This news release contains predictive statements that are intended to be made as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although we believe that our forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties.

Actual results may differ materially from such statements for a variety of reasons, including potential steps taken by Spider or KWG or their respective directors or shareholders to impede our ability to proceed with or complete the Offer or the proposed offer for common shares of KWG, which may include steps taken in furtherance of the proposed merger transaction between Spider and KWG. Other factors that could impact actual results include the following: demand for ferrochrome by global integrated steel producers; the impact of consolidation and rationalization in the steel industry; availability of capital equipment and component parts; availability of rail and float capacity; availability and cost of capital; ability to maintain adequate liquidity and access capital markets; events or circumstances that could impair or adversely impact the viability or value of the assets or businesses of Spider or KWG; inability to achieve expected production levels; reductions in current resource estimates; impacts of increasing governmental regulation, including failure to receive or maintain required environmental permits; problems with productivity, third-party contractors, labor disputes, disputes with indigenous tribes in the area, weather conditions, fluctuations in ore grade and changes in other cost factors, including energy costs and transportation.

Reference is also made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cliffs' website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.

News releases and other information on the Company are available on the Internet at:
http://www.cliffsnaturalresources.com or
www.cliffsnaturalresources.com/Investors/Pages/default.aspx?b=1041&1=1.

Follow Cliffs on Twitter at: http://twitter.com/CliffsIR.

SOURCE: Cliffs Natural Resources Inc.

INVESTOR AND FINANCIAL MEDIA CONTACTS:

Canada
Alan Bayless - Longview Communications Inc.
(604) 694-6035
abayless@longviewcomms.ca

United States - Europe
Steve Baisden
Director, Investor Relations and Corporate Communications
(216) 694-5280
steve.baisden@cliffsnr.com

Jessica Moran
Sr. Investor Relations Analyst
(216) 694-6532
jessica.moran@cliffsnr.com

Christine Dresch
Manager – Corporate Communications
(216) 694-4052
christine.dresch@cliffsnr.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

June 2, 2010	By:	Traci L. Forrester

Name: Traci L. Forrester
Title: Assistant Secretary